CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No.39 to the Registration Statement on Form N-4, No. 333-91691 of RiverSource of New York Variable Annuity Account for RiverSource Retirement Advisor Advantage Plus® Variable Annuity/ RiverSource Retirement Advisor Select Plus® Variable Annuity of our report dated April 18, 2013 relating to the financial statements of RiverSource Life Insurance Co. of New York, and our report dated April 22, 2013 relating to the combined statement of additional information and financial statements for RiverSource of New York Variable Annuity Account, which appear in Post-Effective Amendment No. 4 to the Registration Statement on Form N-4, No. 333-179335. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

PricewaterhouseCoopers LLP

Minneapolis, Minnesota

October 11, 2013

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firms” in the Statement of Additional Information and to the use of our report dated April 15, 2011, except for Notes 1 and 3, regarding the impact of the adopted new accounting guidance related to the deferral of acquisition costs for insurance and annuity products, as to which the date is April 18, 2013, with respect to the statements of income, comprehensive income, cash flows, and shareholder’s equity of RiverSource Life Insurance Co. of New York for the year ended December 31, 2010 included in Post-Effective Amendment No. 38 to the Registration Statement (Form N-4, No. 333-91691) which has been incorporated by reference in this Post-Effective Amendment No. 39 to the Registration Statement (Form N-4, No. 333-91691) for the registration of the RiverSource Retirement Advisor Advantage Plus(R) Variable Annuity and RiverSource Retirement Advisor Select Plus(R) Variable Annuity offered by RiverSource Life Insurance Co. of New York.

/s/ Ernst & Young LLP

Minneapolis, Minnesota

October 11, 2013